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                                                                     Exhibit 3

                            Joint Filing Agreement

      The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated: December 21, 1999

                                        MAIL.COM, INC.


                                        By: /s/ GERALD GORMAN
                                            ------------------------------------
                                            Gerald Gorman
                                            Chairman and Chief Executive Officer


                                        /s/ GERALD GORMAN
                                        ----------------------------------------
                                        Gerald Gorman